Exhibit 99.01
Valero Energy Corporation Reports 2010 Fourth Quarter and Annual Results
SAN ANTONIO, January 26, 2011 — Valero Energy Corporation (NYSE: VLO) today reported income from continuing operations of $180 million, or $0.32 per share, for the fourth quarter of 2010, compared to a loss from continuing operations of $131 million, or $0.23 per share, for the fourth quarter of 2009. The fourth-quarter 2010 results included an after-tax gain of $36 million, or $0.06 per share, on the sale of the company’s interest in the Cameron Highway Oil Pipeline Company and an after-tax loss of $80 million, or $0.14 per share, from the mark-to-market impact of positions related to forward sales of refined products.
For the year ended December 31, 2010, the company reported income from continuing operations of $923 million, or $1.62 per share, compared to a full-year 2009 loss from continuing operations of $273 million, or $0.50 per share. The full-year 2009 loss from continuing operations included an after-tax asset impairment loss of $151 million, or $0.28 per share, for project cancellations. For all periods shown in the accompanying tables, discontinued operations relate to the Delaware City, Delaware refinery that was sold in the second quarter of 2010 and the Paulsboro, New Jersey refinery that was sold in the fourth quarter of 2010.
Operating income in the fourth quarter of 2010 was $378 million versus an operating loss of $135 million in the fourth quarter of 2009. The improvement in operating income was mainly due to an increase in refining throughput margins to $7.30 per barrel, a 49 percent increase over the fourth quarter of 2009. The increase in throughput margins was primarily due to higher margins for diesel and gasoline combined with better discounts for heavy-sour feedstocks. The increase in operating income was also due to a 10 percent increase in throughput volumes versus the fourth quarter of 2009, which also improved refinery operating expenses from $3.90 per barrel in the fourth quarter of 2009 to $3.64 per barrel in the fourth quarter of 2010.
“What a difference a year makes,” said Valero Chairman and CEO Bill Klesse. “The global economic recovery is underway with very strong growth in developing countries contributing to a surge in global demand for oil and refined products. Refining margins and crude oil discounts have improved substantially over the past year, and this market momentum has carried into 2011. Combined with additional capacity closures in Europe and elsewhere, global demand growth should continue to support refining margins and encourage exports from competitive refiners like Valero. We are seeing modest growth for fuels in the U.S., but unemployment rates will have to fall before demand really picks up.

“While the market has changed for the better in 2010, so did Valero,” continued Klesse. “We have improved our portfolio through the sale of underperforming and non-core assets, advanced key economic growth projects, built our financial strength, and made significant progress on our cost savings. In fact, we achieved $225 million in pre-tax cost savings during 2010, which was more than double our initial goal of $100 million. These actions position Valero with more earnings power for the future.”
Valero’s retail and ethanol segments reported another good quarter and an impressive year overall. The retail segment earned $61 million in operating income during the fourth quarter of 2010, and $346 million for the full-year 2010, nearly matching the record results in 2008. The ethanol segment also continued to perform well with $70 million in operating income generated during the fourth quarter of 2010, and set a record high with $209 million in operating income for the full-year 2010.
Regarding cash flows in the fourth quarter of 2010, capital spending was $629 million, of which $125 million was for turnaround and catalyst expenditures. Also in the fourth quarter, the company paid $28 million in common stock dividends and received $877 million in proceeds from the sale of the Paulsboro refinery and the company’s interest in the Cameron Highway Oil Pipeline Company. In addition, the company issued $300 million in tax-exempt bonds and ended the fourth quarter with $3.3 billion in cash and temporary cash investments.
For the full-year 2010, capital spending was $2.3 billion. Earlier this month, the company announced a preliminary capital spending estimate of $2.9 billion for 2011, an increase from prior estimates due to the acceleration of economic growth projects to install new hydrocrackers at the Port Arthur and St. Charles refineries. The 2011 capital spending estimate also incorporates several major turnarounds in the first quarter and the early part of the second quarter, including significant reliability investments for a revamp of the St. Charles Refinery cat cracker and replacement of the Port Arthur Refinery coke drums.
“In 2011, our focus continues on safety, improving reliability, achieving another $100 million in pre-tax cost savings, and executing on our growth projects,” said Klesse. “We have advanced the timing on the hydrocracker projects to realize the economic benefits sooner, which capitalize on our outlook for high crude oil and low natural gas prices plus growing global demand for diesel. We will also continue to evaluate opportunities to improve the competiveness of our portfolio.”
Valero’s senior management will hold a conference call at 11:00 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.

Valero Energy Corporation is an international manufacturer and marketer of transportation fuels, other petrochemical products and power. Its assets include 14 petroleum refineries with a combined throughput capacity of approximately 2.6 million barrels per day, 10 ethanol plants with a combined production capacity of 1.1 billion gallons per year, and a 50-megawatt wind farm. Valero is also one of the largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under the Valero, Diamond Shamrock, Shamrock, Ultramar and Beacon brands. Based in San Antonio, Valero is a Fortune 500 company with approximately 20,000 employees. Please visit www.valero.com for more information.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
STATEMENT OF INCOME DATA (1) (2) (3):
Operating Revenues (a)	$22,164	$17,884	$82,233	$64,599

Costs and Expenses:
Cost of Sales (4)	20,260	16,573	74,458	58,686
Operating Expenses:
Refining	734	712	2,944	2,880
Retail (4)	170	159	654	626
Ethanol	96	67	363	169
General and Administrative Expenses (5)	164	138	531	572
Depreciation and Amortization Expense	362	338	1,405	1,361
Asset Impairment Loss (6)	—	32	2	222

Total Costs and Expenses	21,786	18,019	80,357	64,516

Operating Income (Loss)	378	(135)	1,876	83

Other Income, Net (7)	77	33	106	17

Interest and Debt Expense:
Incurred	(144)	(133)	(574)	(521)
Capitalized	23	18	90	105

Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit)	334	(217)	1,498	(316)

Income Tax Expense (Benefit)	154	(86)	575	(43)

Income (Loss) from Continuing Operations	180	(131)	923	(273)

Income (Loss) from Discontinued Operations, Net of Income Taxes	(618)	(1,277)	(599)	(1,709)

Net Income (Loss)	$(438)	$(1,408)	$324	$(1,982)

Earnings (Loss) per Common Share:
Continuing Operations	$0.32	$(0.23)	$1.63	$(0.50)
Discontinued Operations	(1.09)	(2.28)	(1.06)	(3.17)

Total	$(0.77)	$(2.51)	$0.57	$(3.67)

Weighted Average Common Shares Outstanding (in millions)	564	562	563	541

Earnings (Loss) per Common Share — Assuming Dilution:
Continuing Operations	$0.32	$(0.23)	$1.62	$(0.50)
Discontinued Operations	(1.09)	(2.28)	(1.05)	(3.17)

Total	$(0.77)	$(2.51)	$0.57	$(3.67)

Weighted Average Common Shares Outstanding — Assuming Dilution (in millions) (8)	569	562	568	541

Supplemental Information:
(a) Includes excise taxes on sales by our U.S. retail system	$224	$214	$891	$873

	December 31,	December 31,
	2010	2009
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$3,334	$825

Total Debt	$8,337	$7,400

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Operating Income (Loss) by Business Segment:
Refining	$424	$(139)	$1,903	$247

Retail:
U.S.	19	30	200	170
Canada	42	31	146	123

Total Retail	61	61	346	293

Ethanol	70	94	209	165

Total Before Corporate	555	16	2,458	705
Corporate	(177)	(151)	(582)	(622)

Total	$378	$(135)	$1,876	$83

Depreciation and Amortization by Business Segment:
Refining	$312	$292	$1,210	$1,194

Retail:
U.S.	19	18	73	70
Canada	9	9	35	31

Total Retail	28	27	108	101

Ethanol	9	6	36	18

Total Before Corporate	349	325	1,354	1,313
Corporate	13	13	51	48

Total	$362	$338	$1,405	$1,361

Operating Highlights:
Refining (2) (6):
Throughput Margin per Barrel	$7.30	$4.91	$7.80	$6.00

Operating Costs per Barrel:
Operating Expenses	$3.64	$3.90	$3.79	$3.71
Depreciation and Amortization	1.55	1.60	1.56	1.55

Total Operating Costs per Barrel	$5.19	$5.50	$5.35	$5.26

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	475	393	458	457
Medium/Light Sour Crude	348	377	386	417
Acidic Sweet Crude	88	27	60	64
Sweet Crude	708	664	668	616
Residuals	228	181	204	170
Other Feedstocks	92	83	110	136

Total Feedstocks	1,939	1,725	1,886	1,860
Blendstocks and Other	251	260	243	264

Total Throughput Volumes	2,190	1,985	2,129	2,124

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,053	1,016	1,048	1,040
Distillates	764	645	712	692
Other Products (9)	402	345	395	402

Total Yields	2,219	2,006	2,155	2,134

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Refining Operating Highlights by Region (10):
Gulf Coast:
Operating Income (Loss)	$322	$(84)	$1,349	$(56)

Throughput Volumes (Mbbls per Day)	1,313	1,149	1,280	1,274

Throughput Margin per Barrel	$7.78	$4.83	$8.20	$5.13

Operating Costs per Barrel:
Operating Expenses	$3.50	$3.93	$3.71	$3.71
Depreciation and Amortization	1.61	1.69	1.60	1.54

Total Operating Costs per Barrel	$5.11	$5.62	$5.31	$5.25

Mid-Continent:
Operating Income (Loss)	$68	$(8)	$339	$189

Throughput Volumes (Mbbls per Day)	418	405	398	387

Throughput Margin per Barrel	$6.62	$4.69	$7.33	$6.52

Operating Costs per Barrel:
Operating Expenses	$3.54	$3.48	$3.60	$3.66
Depreciation and Amortization	1.32	1.41	1.40	1.53

Total Operating Costs per Barrel	$4.86	$4.89	$5.00	$5.19

Northeast:
Operating Income	$48	$64	$129	$196

Throughput Volumes (Mbbls per Day)	212	205	195	196

Throughput Margin per Barrel	$6.65	$6.91	$6.18	$6.36

Operating Costs per Barrel:
Operating Expenses	$3.02	$2.58	$2.99	$2.31
Depreciation and Amortization	1.17	1.08	1.39	1.33

Total Operating Costs per Barrel	$4.19	$3.66	$4.38	$3.64

West Coast:
Operating Income (Loss)	$(14)	$(79)	$88	$252

Throughput Volumes (Mbbls per Day)	247	226	256	267

Throughput Margin per Barrel	$6.42	$3.90	$7.73	$9.16

Operating Costs per Barrel:
Operating Expenses	$5.10	$5.70	$5.09	$4.83
Depreciation and Amortization	1.95	1.96	1.69	1.74

Total Operating Costs per Barrel	$7.05	$7.66	$6.78	$6.57

Operating Income (Loss) for Regions Above	$424	$(107)	$1,905	$581
Asset Impairment Loss Applicable to Refining	—	(32)	(2)	(220)
Loss Contingency Accrual Related to Aruba Tax Matter (11)	—	—	—	(114)

Total Refining Operating Income (Loss)	$424	$(139)	$1,903	$247

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Retail — U.S. (4):
Company-Operated Fuel Sites (Average)	992	994	990	999
Fuel Volumes (Gallons per Day per Site)	5,000	4,866	5,086	4,983
Fuel Margin per Gallon	$0.086	$0.112	$0.140	$0.126
Merchandise Sales	$295	$283	$1,205	$1,171
Merchandise Margin (Percentage of Sales)	28.2%	27.0%	28.3%	28.1%
Margin on Miscellaneous Sales	$21	$21	$86	$87
Operating Expenses	$106	$99	$412	$405

Retail — Canada (4):
Fuel Volumes (Thousand Gallons per Day)	3,277	3,169	3,168	3,159
Fuel Margin per Gallon	$0.291	$0.261	$0.271	$0.247
Merchandise Sales	$61	$55	$240	$201
Merchandise Margin (Percentage of Sales)	29.4%	28.0%	30.1%	28.3%
Margin on Miscellaneous Sales	$9	$8	$38	$33
Operating Expenses	$64	$60	$242	$221

Ethanol (3):
Production (Thousand Gallons per Day)	3,250	2,222	3,021	1,479
Gross Margin per Gallon of Production	$0.59	$0.81	$0.55	$0.65
Operating Costs per Gallon of Production:
Operating Expenses	$0.32	$0.32	$0.33	$0.31
Depreciation and Amortization	0.03	0.03	0.03	0.03

Total Operating Costs per Gallon of Production	$0.35	$0.35	$0.36	$0.34

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks:
West Texas Intermediate (WTI) Crude Oil	$85.09	$76.06	$79.41	$61.69
Louisiana Light Sweet Crude Oil	$88.43	$76.66	$81.62	$62.25
WTI Less Mars Crude Oil	$0.96	$2.28	$1.41	$1.36
WTI Less Maya Crude Oil	$9.40	$6.72	$9.13	$5.19

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$5.76	$3.90	$7.51	$7.61
Ultra-Low-Sulfur Diesel Less WTI	$13.22	$6.33	$11.14	$8.02
Propylene Less WTI	$2.76	$3.93	$7.92	$(1.31)
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$6.49	$4.77	$8.20	$8.01
Ultra-Low-Sulfur Diesel Less WTI	$14.44	$7.17	$11.91	$8.26
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$9.95	$5.62	$8.50	$7.99
Ultra-Low-Sulfur Diesel Less WTI	$15.50	$7.50	$12.76	$9.55
U.S. West Coast:
CARBOB 87 Gasoline Less WTI	$11.93	$7.79	$13.88	$15.75
CARB Diesel Less WTI	$16.29	$8.55	$13.45	$9.86
New York Harbor Corn Crush (Dollars per Gallon)	$0.32	$0.72	$0.39	$0.47

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)
(1)
On December 17, 2010, Valero sold its refinery in Paulsboro, New Jersey, and associated inventory to PBF Holding Company LLC for $707 million in proceeds, of which $160 million consisted of a short-term note, resulting in a loss on the sale of $980 million ($610 million after taxes). The results of operations of the refinery, including the loss on the sale, are reflected as discontinued operations for all periods presented. In addition, the refining segment and Northeast Region operating highlights presented herein exclude the Paulsboro Refinery for all periods presented.

(2)
During the fourth quarter of 2009, Valero permanently shut down its refinery in Delaware City, Delaware, and wrote down the book value of the refinery assets to net realizable value, resulting in a loss on the shutdown of $1.9 billion ($1.2 billion after taxes). On June 1, 2010, Valero sold the shutdown refinery assets and associated terminal and pipeline assets to PBF Energy Partners LP (an entity related to the buyer of the Paulsboro Refinery) for $220 million in cash proceeds, resulting in a gain on the sale of the refinery assets of $92 million ($58 million after taxes) and an insignificant gain on the sale of the terminal and pipeline assets. The results of operations of the shutdown refinery, including the loss on the shutdown in 2009 and the gain on the sale in 2010, are reflected as discontinued operations for all periods presented. In addition, the refining segment and Northeast Region operating highlights presented herein exclude the Delaware City Refinery for all periods. The terminal and pipeline assets associated with the refinery were not shut down in 2009 and continued to be operated until the date of their sale, and the results of operations of those assets are reflected in continuing operations for all periods presented.

(3)
Valero acquired seven ethanol plants in the second quarter of 2009 and three ethanol plants in the first quarter of 2010. The Statement of Income Data includes the results of operations of those plants commencing on their respective acquisition or closing dates. The ethanol plants acquired in 2009 were purchased from VeraSun Energy Corporation. Of the three plants acquired in the first quarter of 2010, two were purchased from ASA Ethanol Holdings, LLC and the third was purchased from Renew Energy LLC. Ethanol production volumes reflected herein are based on total production during each period divided by actual calendar days per period.

(4)
Credit card transaction processing fees incurred by Valero’s Retail business segment of $24 million and $21 million for the three months ended December 31, 2010 and 2009, respectively, and $92 million and $76 million for the twelve months ended December 31, 2010 and 2009, respectively, have been reclassified from Retail operating expenses to cost of sales. In addition, the Retail-U.S. and Retail-Canada operating highlights presented herein have been restated to reflect this reclassification.

(5)
General and administrative expenses for the twelve months ended December 31, 2010 includes the recognition of a favorable settlement with one of Valero’s third-party insurers for $40 million. The settlement relates to Valero’s claim of insurance coverage in connection with losses incurred in prior periods, including a $40 million charge to general and administrative expenses in the twelve months ended December 31, 2009, related to certain litigation.

(6)
The asset impairment loss for all periods presented relates primarily to the permanent cancellation of certain capital projects classified as “construction in progress” as a result of the unfavorable impact of the economic slowdown on refining industry fundamentals. The asset impairment loss applicable to the refining business segment has been excluded from refining operating expenses in determining operating costs per barrel. The after-tax amounts pertaining to the asset impairment loss reflected in the Statement of Income Data are $0 million and $21 million for the three months ended December 31, 2010 and 2009, respectively, and $1 million and $151 million for the twelve months ended December 31, 2010 and 2009, respectively.

(7)
On November 23, 2010, Valero sold its investment in Cameron Highway Oil Pipeline Company to Genesis, Inc. for $330 million in cash proceeds, resulting in a gain of $55 million ($36 million after taxes).

(8)
Common equivalent shares have been excluded from the computation of diluted loss per common share for the three and twelve months ended December 31, 2009 as the effect of including such shares would be antidilutive. Common equivalent shares have not been excluded form the computation of diluted loss per common share for the three months ended December 31, 2010 because Valero reported income from continuing operations for that period.

(9)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, and asphalt.
(10)
The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City; and West Coast- Benicia and Wilmington Refineries.

(11)
A loss contingency accrual of $140 million ($.25 per share) was recognized in the twelve months ended December 31, 2009 related to Valero’s dispute with the Government of Aruba regarding a turnover tax on export sales as well as other tax matters. The portion of the loss contingency accrual that relates to the turnover tax ($114 million) was recorded in cost of sales, and therefore is included in refining operating income (loss) but has been excluded in determining throughput margin per barrel.